Exhibit 32.1
BIODELIVERY SCIENCES INTERNATIONAL, INC.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of BioDelivery Sciences International, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey Bailey, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jeffrey Bailey
Jeffrey Bailey
Director and Chief Executive Officer
(Principal Executive Officer)
March 11, 2021